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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Philip Morris Companies Inc. (the "Company") on Form S-8 of our reports, dated January 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.


                                             /s/Coopers and Lybrand, L.L.P.
                                        ------------------------------------
                                             COOPERS & LYBRAND L.L.P.



New York, New York
June 4, 1997